Exhibit 23

Consent and Report on Schedule of Independent Registered Public Accounting Firm

The Board of Directors

The Cooper Companies, Inc.:

Under the date of December 19, 2008, we reported on the consolidated balance sheets of The Cooper Companies, Inc. and subsidiaries (the “Company”) as of October 31, 2008 and 2007, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss) and cash flows for each of the years in the three-year period ended October 31, 2008, which are included herein. In connection with our audits of the aforementioned consolidated financial statements, we also audited the related consolidated financial statement schedule. This financial statement schedule is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

We consent to the incorporation by reference in the Registration Statement Nos. 333-11298, 333-50016, 333-22417, 333-25051, 333-27639, 333-34206, 333-40431, 333-48152 and 333-80795 on Form S-3 and Registration Statement Nos. 333-27938, 333-36325, 333-36326, 333-58839, 333-67954, 333-101366, 333-104346, 333-115520, 333-133719, 333-133720, and 333-143338 on Form S-8 of The Cooper Companies, Inc. and subsidiaries of our reports dated December 19, 2008, with respect to the consolidated balance sheets of The Cooper Companies, Inc. and subsidiaries as of October 31, 2008 and 2007, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended October 31, 2008, and all related financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting as of October 31, 2008 and the effectiveness of internal control over financial reporting as of October 31, 2008, which reports appear in the October 31, 2008 annual report on Form 10-K of The Cooper Companies, Inc. and subsidiaries.

As discussed in Note 6 to the consolidated financial statements, effective November 1, 2007, the Company adopted the provisions of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109

/s/ KPMG LLP

San Francisco, California

December 19, 2008